President

Section 906 Certification under Sarbanes Oxley Act

I, Brian E. Binder, certify that:

1.	I have reviewed this report, filed on behalf of Deutsche Equity 500 Index Portfolio, on Form N-CSRS;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

8/29/2016	/s/Brian E. Binder
Brian E. Binder
President

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of Deutsche Equity 500 Index Portfolio, on Form N-CSRS;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

8/29/2016	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer